EXHIBIT 99.1

JOINT FILING AGREEMENT
ARTISAN ACQUISITION CORP.

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of the Statement on Schedule 13G and any and all further amendments thereto, with respect to the securities of the above referenced issuer, and that this Agreement be included as an Exhibit to such filing.  This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of May 24, 2021.

The Segantii Asia-Pacific Equity Multi-Strategy Fund

By:   /s/ NIRAL HARISH MARU
Name: NIRAL HARISH MARU
Title: Authorized Signatory

Segantii Capital Management (Cayman) Limited

By:   /s/ NIRAL HARISH MARU
Name: NIRAL HARISH MARU
Title: Head of Legal and Compliance

Segantii Capital Management Limited

By:   /s/ NIRAL HARISH MARU
Name: NIRAL HARISH MARU
Title: Head of Legal and Compliance

Segantii Capital Management (UK) Limited

By:   /s/ NIRAL HARISH MARU
Name: NIRAL HARISH MARU
Title: Director

Segantii Capital Management (USA) LLC

By:   /s/ NIRAL HARISH MARU
Name: NIRAL HARISH MARU
Title: Director